FOR IMMEDIATE RELEASE
Nicole R. Culbertson
(650) 849-1649

Essex Provides 2007 Guidance
FFO Per Diluted Share Estimated to Range from $5.40 to $5.60

Palo Alto, California - February 7, 2007 - Essex Property Trust, Inc., (NYSE:ESS) a real estate investment trust (REIT) with apartment communities located in targeted West Coast markets, announced today 2007 estimates for Earnings Per Share (EPS) and Funds From Operations (FFO) per diluted share. For the year ending December 31, 2007, the Company estimates that EPS will range from $2.35 - $2.55 per diluted share and the estimates for FFO per diluted share will range from $5.40 - $5.60. Appendix A provides definitions for capitalized terms used in this press release.

The company’s 2007 forecast assumes a moderately strong national economy, with estimated GDP growth of 3%, non-farm employment growth of 1.6%, inflation of 2.5% and interest rates at their current levels.

Property Operations
Apartment operating results for 2007 are expected to remain strong with high occupancy rates, limited concessions and growing rents. This expectation is supported by the Company’s forecasted demand for housing that exceeds projected supply in each of the Company’s core markets.

The Company’s 2007 guidance is based on the following growth in revenue from same-property operations, expressed as a percentage increase compared to its projected 2006 results:

Northern California	7.0% to 8.0%
Seattle Metro	6.7% to 7.7%
Southern California	4.5% to 5.5%
Combined Total	5.5% to 6.5%

For the consolidated same property portfolio, operating expenses are expected to increase between 2.5% and 3.5% with an increase in same-property NOI of approximately 8%. The projected 2007 non-revenue generating capital expenditures that are needed to extend the useful life of our apartment communities are estimated at $850 per unit.

Acquisitions
The acquisition environment is expected to remain challenging in 2007 as a result of record high valuations (leading to low effective yields). The Company will continue to concentrate on the Seattle metropolitan area and the San Francisco Bay Area in its acquisitions effort. Overall, acquisitions for 2007 are projected to total $200 million and these acquisitions will have an insignificant impact on 2007 FFO and EPS per diluted share.

Dispositions
The Company expects to have approximately $125 million in dispositions during the first quarter of 2007. The Company’s 2007 disposition activity is expected to generate FFO of approximately $10 million plus an additional $15 million in gains from the sale of land and condominiums.

Development
In 2007, Essex expects to incur approximately $300 million of development cost. The 2007 development activity is not expected to significantly impact earnings or FFO, and we expect to start leasing-up two of our developments in the first quarter of 2008.

Redevelopment
Approximately $35 to $40 million will be invested in redevelopment activities during 2007 which include apartment communities in the Company’s existing portfolio, as well as assets owned by Essex Apartment Value Fund II, L.P. (“Fund II”). The redevelopment program will contribute to the $2.4 million increase in the consolidated non-same property NOI. The NOI from redevelopment activity assumes an estimated vacancy loss on the units to be rehabilitated of $1.5 million. The average yield from our redevelopment program is estimated at 10% (redevelopment related rent increases and cost reductions divided by incremental redevelopment costs).

Other estimates used in providing 2007 guidance include

➢
Interest cost (including amortization of loan cost) of approximately $75 million, net of $14 million in capitalized interest. The Company’s weighted average interest rate on 2007 debt of approximately 6%. The net interest cost assumes net proceeds of $80 million from the refinance of $69 million in maturing obligations with a weighted average interest rate of 6%.

➢	The Company assumes equity capital transactions of $50 to $75 million to finance the expected 2007 acquisition activity (i.e. we do not expect a formation of a new Essex Investment Fund during 2007).

➢
Corporate general and administrative (“G&A”) expenses of approximately $24 million, and of that amount $1.2 million is attributable to G&A expenses directly related to Fund II development and redevelopment projects that cannot be capitalized as we receive fees from Fund II for our management of these projects. This is an increase of approximately $.6 million from 2006.

➢	Management fee revenue of approximately $5 million and no promote distributions from Fund I or Fund II.

➢	Weighted average shares of common stock outstanding of 27 million shares.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and apartment communities in selected West Coast communities. Essex currently has ownership interests in 130 apartment communities (27,553 units), and has 908 units in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com.

Forward-Looking Statements: The statements which are not historical facts contained in this release are forward-looking statements including statements regarding the Company's beliefs and expectations relating to 2007 annual per diluted share GAAP earnings and FFO; continued strength in apartment operations; 2007 same-property operations growth, 2007 operating expenses, 2007 non-revenue generating capital expenditures, 2007 disposition activities, 2007 equity capital transactions, 2007 management fee revenue, the weighted average shares outstanding; growth in GDP and non-farm employment; 2007 interest rates and costs and refinancings; projected acquisition development and redevelopment activities; and costs and the financial impact of such activities. These forward looking statements involve risks and uncertainties which could cause actual results to differ materially from such forward looking statements including, but not limited to, change in the Company's strategy, downturns in the real estate markets in which the Company owns properties, the effect of changes in economic conditions, the effect of changes in interest rates, the impact of competition and competitive pricing, the results of financing efforts, and other risks detailed in the Company's SEC filings. All forward-looking statements and reasons why results may differ included in this press release are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ. For more details relating to risks and uncertainties that could actual results to differ materially from those anticipated in our forward-looking statements, please refer to our SEC filings, including our Report on Form 10-K for the year ended December 31, 2005.
###
Attachment A
This release contains certain financial measures that are different from Generally Accepted Accounting Principles (GAAP). The definition and calculation of these non-GAAP financial measures may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. These non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), corporate-level property management and other indirect operating expenses, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs.

Same-Property results are identified by the company as apartment communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2007, Same-Property communities are consolidated communities that have Stabilized Operations as of January 1, 2006, and do not include communities that are currently held for sale or have substantial redevelopment activities.

Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.